Exhibit(a)(4)

                              SCUDDER EQUITY TRUST

                Certificate of Amendment of Declaration of Trust
                ------------------------------------------------

         The undersigned, being at least a majority of the duly elected and qualified Trustees of Scudder Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to the authority granted to the Board of Trustees in the Declaration of Trust dated January 6, 1998, as amended (the "Declaration of Trust"), do hereby amend Article I Section 1 of the Declaration of Trust, as follows:



         The name of the Trust is hereby changed from "Scudder Equity Trust" to "DWS Equity Trust" effective February 6, 2006.


         IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.





/s/John W. Ballantine              /s/Lewis A. Burnham
------------------------------     ------------------------------
John W. Ballantine, Trustee        Lewis A. Burnham, Trustee

/s/Donald L. Dunaway               /s/James R. Edgar
------------------------------     ------------------------------
Donald L. Dunaway, Trustee         James R. Edgar, Trustee

/s/Paul K. Freeman                 /s/Robert B. Hoffman
------------------------------     ------------------------------
Paul K. Freeman, Trustee           Robert B. Hoffman, Trustee

/s/William McClayton               /s/Shirley D. Peterson
------------------------------     ------------------------------
William McClayton, Trustee         Shirley D. Peterson, Trustee

                                   /s/Robert H. Wadsworth
------------------------------     ------------------------------
William N. Shiebler, Trustee       Robert H. Wadsworth, Trustee

/s/John G. Weithers
------------------------------
John G. Weithers, Trustee








Dated as of November 16, 2005